EXHIBIT 99.1

September 13, 2005

Board of Directors
Interactive Therapeutics, Inc.
1117 Herkimer
Houston, Texas 77008

Effective September 13, 2005, I, Kevan Casey, do hereby resign as an officer and as a member of the Board of Directors of Interactive Therapeutics, Inc. to devote attention to my commitments with my other business interests.

Sincerely,

/s/ Kevan Casey
Kevan Casey